Exhibit 10.2

JOINDER TO AND AMENDMENT OF

NOTE AND WARRANT PURCHASE AGREEMENT

JOINDER TO AND AMENDMENT OF NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is dated as of June 30, 2016 and is entered into by and among AMICUS THERAPEUTICS, INC. (“Amicus” or the “Company”), a Delaware corporation with its principal place of business at 1 Cedar Brook Drive, Cranbury, New Jersey 08512, AMICUS THERAPEUTICS UK LIMITED (“Amicus UK”), a private limited company incorporated under the laws of England and Wales with company number  05541527 and its principal place of business at Phoenix House, Oxford Road, Tatling End, Gerrards Cross, Buckinghamshire SL9 7AP, United Kingdom, AMICUS THERAPEUTICS INTERNATIONAL HOLDING LTD (“Amicus UK Holding” and, together with Amicus and Amicus UK, the “Amicus Parties”), a private limited company incorporated under the laws of England and Wales with company number 10147996 and its principal place of business at Phoenix House, Oxford Road, Tatling End, Gerrards Cross, Buckinghamshire SL9 7AP, United Kingdom and each Purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively  the “Purchasers,” and together with Amicus, Amicus UK and Amicus UK Holding, the “Parties”) and is made with reference to that certain Note and Warrant Purchase Agreement, dated as of February 19, 2016, by and among Amicus, Amicus UK and each Purchaser identified on the signature pages thereto (the “Purchase Agreement”). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

RECITALS

WHEREAS, Amicus UK Holding is a wholly-owned subsidiary of Amicus;

WHEREAS, pursuant to Section 8.12 of the Purchase Agreement, the Parties desire that Amicus UK Holding join as party to the Purchase Agreement as one of the Amicus Parties and that GCM Grosvenor Special Opportunities Master Fund, Ltd. join as a party to the Purchase Agreement as a Purchaser (the “Joining Parties”) in accordance with the terms and conditions set forth in this Amendment; and

WHEREAS, the Parties further desire to amend the Purchase Agreement and certain exhibits thereto in accordance with the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the Parties agree as follows:

Section 1.                                          JOINDER AND RELEASE

1.1                               Joinder to Purchase Agreement.  In consideration of the foregoing recitals, and by execution of this Amendment, the Joining Parties become party to the Purchase Agreement, bound by all of the terms and conditions thereof from and after the date hereof. The Joining Parties hereby ratify, as of the date hereof, and agree to be bound by, all of the terms, provisions, obligations and conditions of the Purchase Agreement.

Section 2.                                          AMENDMENTS TO PURCHASE AGREEMENT

2.1                               Exhibits.  The Purchase Agreement is hereby amended to contain an amended and restated Exhibit D and a new Exhibit E and Exhibit F, each as attached hereto.

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2.2                               Section 2.3.  Section 2.3 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

2.3                               At any time following the date of issuance of the Initial Notes and prior to the earlier of (i) the second (2nd) anniversary of the Initial Closing Date and (ii) such date as the VWAP for any four consecutive trading days of the Company’s common stock equals or exceeds 200.0% of the VWAP price as of the Initial Closing Date (the earlier of (i) and (ii), the “Additional Notes End Date”), the Company will have the option (at its sole discretion) to issue and sell to GCM Grosvenor Special Opportunities Master Fund, Ltd. up to $25,000,000 principal amount of additional notes and to issue and sell to Redmile Capital Offshore Fund II, Ltd. up to $5,000,000 principal amount of additional notes at least 60 days following Committee for Medicinal Products for Human Use (CHMP) positive opinion of migalastat in Europe, such notes the “Additional Notes,” and, together with the Initial Notes, the “Notes;” provided that, at the time of such issuance of Additional Notes, there has not occurred and be continuing any state of facts, event, change or effect that has had, or that would reasonably be expected to have, a material adverse effect on the business, properties, results of operations or financial condition of the Amicus Parties, individually or in the aggregate. The Company may exercise its right pursuant to this Section 2.3 by delivering notice to the Purchasers on or prior to the Additional Notes End Date, which notice shall indicate the aggregate amount of Additional Notes that the Company intends to issue and sell to the Purchasers.  For the sake of clarification, the Company shall not have the option to issue and sell Additional Notes to the Purchasers on or after the Additional Notes End Date unless notice thereof is delivered by the Company on or prior to the Additional Notes End Date.  All Additional Notes shall be issued on the same terms as the Initial Notes, except that all Additional Notes will mature on October 1, 2021, and will include warrants in substantially the form attached hereto as Exhibit F (such warrants, the “Additional Warrants,” and together with the Initial Warrants, the “Warrants”). The purchase price for the Additional Notes shall be 100% of the principal amount thereof and be paid in cash. All Additional Notes will be issued by Amicus UK Holding in the form set forth in Exhibit E.

2.3                               Section 2.4.  Section 2.4 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

The Company will provide a guaranty of the obligations under the Initial UK Notes and any Additional Notes that may be issued by Amicus UK or Amicus UK Holding in the form attached hereto as Exhibit D (the “Guarantee”).

2.4                               Section 8.5.  Section 8.5 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The Companies may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers purchasing at least 50.01% of the principal amount of the Notes and Additional Notes issued and then outstanding hereunder. Subject to Section 7.7, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

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2.5                               Section 8.12.  Section 8.12 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

Amendment and Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed by the Companies and Purchasers purchasing at least 50.01% of the principal amount of the Notes and Additional Notes issued and then outstanding hereunder.

Section 3.   REPRESENTATIONS AND WARRANTIES; COVENANTS

3.1                               Ownership in Amicus UK Holding. Amicus represents and warrants that it owns one hundred percent (100%) of the equity interests in Amicus UK Holding.

3.2                               Amicus Covenants. Amicus represents warrants and covenants that it will comply with the restrictions on Indebtedness imposed on it by Section 5.1 of the Additional Notes, the form of which is attached hereto as Exhibit E.

3.3                               Ownership of Initial Notes.  Each Purchaser, as applicable, represents and warrants that it is the record and beneficial owner of the Initial Notes set forth beside its name in Schedule A to the Purchase Agreement.

Section 4.                                          MISCELLANEOUS

4.1                               Effectiveness of Amendment.  This Amendment shall become effective as of the date set forth in the preamble hereto upon execution and delivery by all Parties.

4.2                               Amendment; Binding Effect.  This Amendment may not be modified or amended except by an instrument in writing signed by individuals authorized to bind each respective Party.  The terms of this Amendment shall be binding upon, and inure to the benefit of, the Parties and their successors and permitted assigns.

4.3                               Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4.4                               Severability.  Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Amendment will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

4.5                               Headings.  Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision hereof.

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4.6                               Counterparts.  This Amendment may be executed in separate counterparts (including by means of telecopied or e-mailed signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.7                               Assignments.  No Party may assign its rights or obligations pursuant to this Amendment without the prior written consent of the other Parties.

4.8                               Entire Agreement.  This Amendment embodies the complete agreement and understanding among the Parties relating to the subject matter hereof.

4.9                               Further Assurance.   Each Party shall execute and deliver any other document or instrument reasonably requested by any other Party to effectuate the terms of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Joinder and Amendment to be executed and acknowledged by their respective officers or representatives hereunto duly authorized, as of the date first above written.

COMPANIES:

AMICUS THERAPEUTICS, INC.

By:	/s/ John F. Crowley
Name: John F. Crowley
Title: CEO & Chairman

AMICUS THERAPEUTICS UK LIMITED

By:	/s/ Bradley Campbell
Name: Bradley Campbell
Title: Director

By:	/s/ Geoffrey Ghyoot
Name: Geoffrey Ghyoot
Title: Director

AMICUS THERAPEUTICS INTERNATIONAL HOLDING LTD

By:	/s/ Geoffrey Ghyoot
Name: Geoffrey Ghyoot
Title: Director

By:	/s/ :Daphne Quimi
Name: Daphne Quimi
Title: Director

[Signature Page to Amendment of N+W Purchase Agreement]

PURCHASERS:

REDMILE CAPITAL FUND, LP

/s/ Jeremy Green
By: Jeremy Green
Title: Managing Member of the General Partner and the Investment Manager

REDMILE CAPITAL OFFSHORE FUND, LTD.

/s/ Jeremy Green
By: Jeremy Green
Title: Managing Member of the Investment Manager

REDMILE CAPITAL OFFSHORE FUND II, LTD.

/s/ Jeremy Green
By: Jeremy Green
Title: Managing Member of the Investment Manager

REDMILE SPECIAL OPPORTUNITIES FUND, LTD.

/s/ Jeremy Green
By: Jeremy Green
Title: Managing Member of the Investment Manager

P REDMILE LTD.

/s/ Jeremy Green
By: Jeremy Green
Title: As Managing Member of Redmile Group, LLC — Investment Adviser to P Redmile Ltd.

[Signature Page to Amendment of N+W Purchase Agreement]

GCM GROSVENOR SPECIAL OPPORTUNITIES MASTER FUND, LTD.
BY: GCM FIDUCIARY SERVICES, LLC, ITS DIRECTOR

/s/ Paul A. Meister
By:	Paul A. Meister
Title:Vice Chairman

[Signature Page to Amendment of N+W Purchase Agreement]

Exhibit D

AMENDED AND RESTATED
GUARANTEE

This Amended and Restated Guarantee (this “Guarantee”), dated June 30, 2016, by Amicus Therapeutics, Inc., a Delaware corporation with its principal place of business at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 (“Amicus” or the “Guarantor”) in favor of each of the Purchasers identified on the signatures pages hereto (each, including their successors and permitted assigns, the “Purchasers”). Amicus and each of the Purchasers are referred to herein as a “Party” and together as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties have entered into a Guarantee, dated as of February 19, 2016 (the “Original Guarantee”) in connection with the Note and Warrant Purchase Agreement, dated as of February 19, 2016, by and among the Guarantor, the purchasers named therein and Amicus Therapeutics UK Limited (“Amicus UK”), as amended by the Joinder to and Amendment of Note and Warrant Purchase Agreement, dated June 30, 2016, by and among the Guarantor, the Purchasers, Amicus UK and Amicus Therapeutics International Holding LTD (“Amicus UK Holding”) (and as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note and Warrant Purchase Agreement”);

WHEREAS, the Purchasers have agreed to purchase the Initial UK Notes and any Additional Notes (collectively, the “Notes”) upon the terms and subject to the conditions set forth in the Note and Warrant Purchase Agreement;

WHEREAS, GCM Grosvenor Special Opportunities Master Fund, Ltd. was not a party to the Original Guarantee;

WHEREAS, Guarantor acknowledges that it will derive substantial direct and indirect benefit from the purchase of the Notes;

WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the Notes that Guarantor shall have executed and delivered this Guarantee to the Purchasers;

WHEREAS, pursuant to Section 12(a) of the Original Guarantee, the provisions of the Original Guarantee may be amended upon the written consent of each party thereto; and

WHEREAS, the parties hereto desire to amend and restate the Original Guarantee on the terms of this Guarantee.

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Note and Warrant Purchase Agreement and to induce the Purchasers to purchase the Notes under the Note and Warrant Purchase Agreement, Guarantor hereby agrees with the Purchasers as follows:

1.             Defined Terms.

(a)           Unless otherwise defined herein, terms defined in the Note and Warrant Purchase Agreement and used herein shall have the meanings given to them in the Note and Warrant Purchase Agreement.

(b)           “Guarantee” shall mean this Guarantee, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(c)           As used herein, the term “Obligations” shall mean the obligations of Amicus UK, Amicus UK Holding or any of their successors and permitted assigns under the Notes, including (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise.

(d)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section references are to Sections of this Guarantee unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.             Guarantee.

(a)           Subject to the provisions of Section 2(b), Guarantor hereby, unconditionally and irrevocably, guarantees to the Purchasers, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.  This Guarantee shall in all respects be an irrevocable, absolute and unconditional guaranty of collection and not of payment.

(b)           Anything herein or in any of the Notes or the Note and Warrant Purchase Agreement or any of the other Transaction Documents to the contrary notwithstanding, the maximum liability of Guarantor hereunder and under the Notes shall in no event exceed the amount that can be guaranteed by Guarantor under applicable laws relating to the insolvency of debtors.

3.             No Subrogation.  Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or appropriation and application of funds of Guarantor by the Purchasers, Guarantor shall not be entitled to be subrogated to any of the rights of the Purchasers against Amicus UK, Amicus UK Holding or any of their successors and permitted assigns or right of offset held by the Purchasers for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Amicus UK, Amicus UK Holding or any of their and permitted assigns in respect of payments made by Guarantor hereunder, until all amounts owing to the Purchasers by Amicus UK, Amicus UK Holding or any of their successors and permitted assigns on account of the Obligations under the Notes are paid in full and the Notes are terminated.

4.             Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, (a) any demand for payment of any of the Obligations made by the Purchasers may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, (c) the Note and Warrant Purchase Agreement, the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, and (d) any collateral security, guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  When making any demand hereunder against Guarantor, the Purchasers may, but shall be under no obligation to, make a similar demand on Amicus UK, Amicus UK Holding or any of their successors and permitted assigns.

5.             Guarantee Absolute and Unconditional.  Guarantor waives any and all notice of, the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Purchasers upon this Guarantee or acceptance of this Guarantee, and the Obligations or any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee; and all dealings between Amicus UK or Amicus UK Holding and Guarantor, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Amicus UK, Amicus UK Holding, any of their successors or permitted assigns, or Guarantor with respect to the Obligations.  Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Note and Warrant Purchase Agreement, any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchasers, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by Amicus UK, Amicus UK Holding or any of their successors or permitted assigns against the Purchasers or (c) any other circumstance whatsoever (other than payment in full) that constitutes, or might be construed to constitute, an equitable or legal discharge of Amicus UK, Amicus UK Holding or any of their successors and permitted assigns for the Obligations, or of Guarantor under this Guarantee, in bankruptcy or in any other instance.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Purchasers, and its successors, indorsees, transferees and assigns, until all the Obligations shall have been satisfied by payment in full and the Notes shall be terminated.

6.             Reinstatement.  This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Amicus UK, Amicus UK Holding, their successors or permitted assigns, or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Amicus UK, Amicus UK Holding, their successors or permitted assigns, or Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

7.             Payments.  Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers without set-off or counterclaim in U.S. dollars.

8.             Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.13 of the Note and Warrant Purchase Agreement.

9.             Counterparts.  This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

10.          Severability.  Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.          Integration.  This Guarantee represents the agreement of Guarantor and the Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Purchasers relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

12.          Amendments in Writing; No Waiver; Cumulative Remedies.

(a)           Except as provided herein, none of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and the Purchasers.

(b)           No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Purchasers would otherwise have on any future occasion.

(c)           The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

13.          Successors and Assigns.  This Guarantee shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of the Purchasers and its successors and assigns except that Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchasers.

14.          Governing Law.  This Guarantee and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Guarantee to be duly executed and delivered as of the day and year first above written.

AMICUS THERAPEUTICS, INC.

By:
Name:
Title:

PURCHASERS:

REDMILE CAPITAL FUND, LP

By:	Jeremy Green
Title:	Managing Member of the General Partner and the Investment Manager

REDMILE CAPITAL OFFSHORE FUND, LTD.

By:	Jeremy Green
Title:	Managing Member of the Investment Manager

REDMILE CAPITAL OFFSHORE FUND II, LTD.

By:	Jeremy Green
Title:	Managing Member of the Investment Manager

REDMILE SPECIAL OPPORTUNITIES FUND, LTD.

By:	Jeremy Green
Title:	Managing Member of the Investment Manager

P REDMILE LTD.

By:	Jeremy Green
Title:	As Managing Member of Redmile Group, LLC — Investment Adviser to P Redmile Ltd.

GCM GROSVENOR SPECIAL OPPORTUNITIES MASTER FUND, LTD.
BY: GCM FIDUCIARY SERVICES, LLC, ITS DIRECTOR

By:
Title:

Exhibit E

FORM OF UNSECURED PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO AMICUS UK HOLDING AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE NOTES MAY NOT BE OFFERED OR SOLD TO PERSONS IN THE EUROPEAN ECONOMIC AREA OTHER THAN TO QUALIFIED INVESTORS AS DEFINED UNDER DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE) (THE “PROSPECTUS DIRECTIVE”) AND IN CIRCUMSTANCES WHICH DO NOT REQUIRE THE ISSUER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE. THE NOTES MAY NOT BE OFFERED OR SOLD TO PERSONS IN THE UNITED KINGDOM OTHER THAN TO (I) INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) OR (II) HIGH NET WORTH COMPANIES AND OTHER PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER.

AMICUS THERAPEUTICS INTERNATIONAL HOLDING LTD

UNSECURED PROMISSORY NOTE

$	Note No.:
, 201

1.           Principal. Amicus Therapeutics International Holding LTD, a private limited company incorporated under the laws of England and Wales with company number 10147996 and its principal place of business at Phoenix House, Oxford Road, Tatling End, Gerrards Cross, Buckinghamshire SL9 7AP, United Kingdom (“Amicus UK Holding”), for value received, hereby promises to pay to the order of                (“Holder”) in lawful money of the United States of America at the address for notices to Holder set forth below, the principal amount of $               , together with interest as set forth below. This Note was issued by Amicus UK Holding in connection with a private offering of substantially identical Unsecured Promissory Notes (collectively, the “Notes”) and warrants pursuant to that certain Note and Warrant Purchase Agreement entered into among Amicus Therapeutics UK Limited (“Amicus UK”), Amicus Therapeutics, Inc. (“Amicus”) and each of purchasers named therein, as amended by the Joinder to and Amendment of Note and Warrant Purchase Agreement, dated June 30, 2016, by and among Amicus, Amicus UK, Amicus UK Holding and the purchasers named therein  (the “Purchasers”) (the “Purchase Agreement”), and is subject to its terms. This Note is being issued by Amicus UK Holding pursuant to the Purchase Agreement and is intended to record and represent Amicus UK Holding’s obligations thereunder. Capitalized terms not otherwise defined herein shall have the meaning given in the Purchase Agreement.

2.           Interest. The outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, shall bear simple interest at a rate per annum equal to three and eight hundred and seventy five thousandths of a percent (3.875%). Interest from the date hereof shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on this Note shall accrue and be payable at maturity.

3.           Maturity. Unless prepaid earlier pursuant to Section 4 below, all then unpaid principal and unpaid accrued interest on this Note shall be due and payable on October 1, 2021. All payments in respect of the Notes by or on behalf of the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied unless the withholding or deduction of the Taxes is required by law.

4.             Prepayment. Subject to payment of any prepayment premium described below (if applicable), all outstanding principal and accrued and unpaid interest on this Note may be prepaid, in whole or in part, at any time.  If this Note is voluntarily repaid by Amicus UK Holding pursuant to this Section 4 prior to the applicable maturity date therefor, in addition to the outstanding principal and accrued and unpaid interest on this Note that is prepaid, Amicus UK Holding shall pay to the Holder a prepayment premium as follows:

(a)   0.00% of the outstanding principal amount of this Note that is prepaid, if prepaid prior to February 19, 2017;

(b)   2.00% of the outstanding principal amount of this Note that is prepaid, if prepaid prior to February 19, 2018; and

(c)   1.00% on the outstanding principal amount of this Note that is prepaid, if prepaid prior to February 19, 2019;

provided, however, if this Note is voluntarily prepaid by Amicus UK Holding pursuant to this Section 4 prior to the applicable maturity date therefor in connection with a Fundamental Transaction, Amicus UK Holding shall (in lieu of any other prepayment premiums) pay a premium of six percent (6.00%) on the then outstanding principal amount of this Note that is prepaid.

“Fundamental Transaction” means any capital reorganization, reclassification of the capital stock of Amicus UK Holding, consolidation or merger of Amicus UK Holding with another entity in which Amicus UK Holding is not the surviving corporation, or sale, transfer or other disposition of all or substantially all of Amicus UK Holding’s assets to another entity shall be effected.

Any prepayment of this Note will be credited first against accrued interest, then principal. Upon payment in full of the amount of all principal and interest payable hereunder, this Note shall be surrendered to Amicus UK Holding for cancellation. Acceleration of a Note pursuant to Section 7.2 shall not constitute a prepayment pursuant to this Section 4.

5.             Covenants.

5.1          Senior Indebtedness.  During the term of this Note, neither Amicus nor any of its subsidiaries or affiliates shall create, incur, assume or suffer to exist any Indebtedness, other than Indebtedness constituting trade payables and other accrued current liabilities incurred in the ordinary course of business.  As used herein, “Indebtedness” of any Person shall mean (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) any obligation of another Person which is guaranteed by such Person or, with respect to which, such Person is liable, contingently or otherwise, (iii) the rental obligations of such Person under any leases which would not be classified as “operating leases” in accordance with generally accepted accounting principles commonly used in the United States of America, (iv) all obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (v) all non-contingent obligations of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument to the extent that such reimbursement obligations remain outstanding after they become non-contingent, (vi) any obligations evidenced by a note, bond, debenture or other similar instrument, and (vii) any of the foregoing obligations secured by a Lien on any asset of such Person.  As used herein, Lien shall mean with respect to any property, asset or revenue (or any income or profits derived therefrom) of any Person, any mortgage, lien, pledge, attachment, levy, charge or other security interest or encumbrance of any kind upon or in respect of such property, asset or revenue (or upon or in respect of any income or profits therefrom), in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise.

For the avoidance of doubt, this Section 5.1 shall be binding on and applicable to Amicus UK Holding and each of its subsidiaries and affiliates including without limitation, Amicus, and Amicus shall be subject to and be a party to the Purchase Agreement, as amended.

5.2          Use of Proceeds.  Amicus UK Holding shall use the proceeds of this Note for research and development and other general corporate purposes.

5.2          Parent Guaranty.  Amicus UK Holding shall procure a guaranty of the obligations under this Note from Amicus, pursuant to a guaranty in the form of Exhibit D to the Purchase Agreement.

5.3          Change in Law. All payments in respect of the Note shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (together “Taxes”) imposed, levied, collected, withheld or assessed by or within the United Kingdom or any authority therein or thereof having power to tax, unless such withholding or deduction is required by UK tax law (a “Tax Withholding”). In the event a Tax Withholding is required by UK tax law, Holder shall use commercially reasonable efforts, including for the avoidance of doubt restructuring its assets, assigning its rights under this Note to a permitted assignee, or taking any other commercially reasonable measure such that a Tax Withholding will no longer be required by UK tax law; notwithstanding the foregoing, if following the application of Holder’s commercially reasonable efforts a Tax Withholding is nevertheless still required by UK tax law, Amicus UK Holding shall pay such amounts as will result in the receipt by the Holder of such amount as would have been received by them had no Tax Withholding been required and shall have the right to prepay all outstanding principal and accrued and unpaid interest on this Note without regard to the prepayment premium described in Section 4 of this Note. Notwithstanding the above, the prepayment premium described in Section 4 of this Note shall still apply with respect to a Fundamental Transaction.

6.             Security. THIS NOTE IS A GENERAL UNSECURED OBLIGATION OF THE COMPANY.

7.             Defaults and Remedies.

7.1          Events of Default. An “Event of Default” shall occur hereunder:

(i)            if Amicus UK Holding shall default in the payment of the principal of this Note, when and as the same shall become due and payable and after written demand for payment thereof has been made and such amount remains unpaid for 5 business days after the date of such notice; or

(ii)           if Amicus UK Holding shall default in the payment of any interest or premium on this Note, when and as the same shall become due and payable and after written demand for payment thereof has been made and such amount remains unpaid for 5 business days after the date of such notice; or

(iii)          if Amicus UK Holding shall default in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of Amicus UK Holding to be observed or performed pursuant to the terms hereof, and such default is not remedied or waived within the time periods permitted therein, or if no cure period is provided therein, within 30 calendar days after Amicus UK Holding receives written notice of such default; or

(iv)          if there is a breach by any person of Section 5.1 hereof; or

(v)           if Amicus UK Holding shall commence any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; or

(vi)          if such proceedings are commenced against Amicus UK Holding, or a receiver or trustee is appointed for Amicus UK Holding or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 120 calendar days after its commencement.

7.2          Acceleration. If an Event of Default occurs under Section 7.1(iv) or (v), then the outstanding principal of and accrued and unpaid interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to Amicus UK Holding, may declare the outstanding principal of and accrued and unpaid interest and premium (if applicable) on this Note to be due and payable immediately. Upon any such declaration of acceleration, such principal and interest and premium (if applicable) shall become immediately due and payable and the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Purchase Agreement whether at law or in equity. The failure of the Holder to declare the Note due and payable shall not be a waiver of their right to do so, and the Holder shall retain the right to declare this Note due and payable unless the Holder shall execute a written waiver.

8.             Attorney’s Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Amicus UK Holding agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

9.             No Stockholder Rights. Nothing contained in the Purchase Agreement or this Note shall be construed as conferring upon the Holder or any other Person the right to vote or to consent or to receive notice as a stockholder of Amicus UK Holding.

10.          Noncircumvention. Amicus UK Holding hereby covenants and agrees that Amicus UK Holding will not, by amendment of its certificate of incorporation, memorandum of association, or articles of association or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note.

11.          Waiver of Notice of Presentment. Amicus UK Holding hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

12.          Non-Waiver. The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

13.          Transfer of a Note.

(A)     Transferability. The Holder may not assign, transfer, pledge or grant a security interest in its rights in whole or in part under this Note to any person without the prior written consent of Amicus UK Holding, except for transfers to Affiliates of the Holder that do not violate any securities laws. Subject to the preceding sentence, and subject to compliance with any applicable securities laws and the conditions set forth in Section 13(D), this Note and all rights hereunder are transferable, in whole or in part, upon surrender of this Note at the principal office of Amicus UK Holding or its designated agent, together with a written assignment of this Note substantially in the form attached hereto as Annex 1 duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, Amicus UK Holding shall execute and deliver a new Note or Notes in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Note evidencing the portion of this Note not so assigned, and this Note shall promptly be cancelled.

(B)     New Notes. This Note may be divided or combined with other Notes upon presentation hereof at the aforesaid office of Amicus UK Holding, together with a written notice specifying the names and denominations in which new Notes are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 13(A), as to any transfer which may be involved in such division or combination, Amicus UK Holding shall execute and deliver a new Note or Notes in exchange for the Note or Notes to be divided or combined in accordance with such notice.

(C)     Note Register. Amicus UK Holding shall register this Note, upon records to be maintained by Amicus UK Holding for that purpose, in the name of the record Holder hereof from time to time. Amicus UK Holding may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any distribution of principal or interest to the Holder, and for all other purposes, absent actual notice to the contrary reasonably satisfactory to Amicus UK Holding.

(D)     Transfer Restrictions. If, at the time of the surrender of this Note in connection with any transfer of this Note, the transfer of this Note shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, Amicus UK Holding may require, as a condition of allowing such transfer, that (i) the Holder or transferee of this Note, as the case may be, furnish to Amicus UK Holding a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, and (ii) the Holder or transferee execute and deliver to Amicus UK Holding an investment letter in form and substance acceptable to Amicus UK Holding, (iii) the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) promulgated under the Securities Act, (iv) if the transferee is located or resident within the European Economic Area, confirmation from the transferee that it is a “qualified investor” within the meaning of Directive 2003/71/EC, as amended, and (v) if the transferee is located or resident within the United Kingdom, confirmation from the transferee that it is (i) an investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) a person falling within Article 49(2)(a) to (d) of the Order.

(E) Any or all of the transfer restrictions in Sections 13(A) to (D) will cease to apply as required in order to meet the definition of “Quoted Eurobond” pursuant to section 987 of the Income Tax Act 2007 or listing requirements of the Cayman Islands Stock Exchange.

14.          Lost, Stolen, Mutilated or Destroyed Notes. If this Note is lost, stolen, mutilated or destroyed, Amicus UK Holding may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Note, include the surrender thereof), issue a new Note of like denomination and tenor as this Note so lost, stolen, mutilated or destroyed. Any such new Note shall constitute an original contractual obligation of Amicus UK Holding, whether or not the allegedly lost, stolen, mutilated or destroyed Note shall be at any time enforceable by anyone.

15.          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (A) upon personal delivery to the party to be notified, (B) when sent by confirmed facsimile to the facsimile number specified in writing by the recipient if sent during normal business hours of the recipient on a Trading Day, if not, then on the next Trading Day, (C) the next Trading Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Amicus UK Holding at the address listed on the signature page hereto and to Holder at the applicable address set forth on the applicable signature page to the Purchase Agreement or at such other address as Amicus UK Holding or Holder may designate by ten days advance written notice to the other parties hereto.

16.          Acceptance. Receipt of this Note by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

17.          Governing Law; Venue. This Note and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the federal courts of the United States located in the State of Delaware or to the courts of the State of Delaware.

18.         Amendment. Any term of this Note may be amended, and any provision hereof waived, (i) by the Companies, without the consent of Purchasers, as required in order to meet the definition of “Quoted Eurobond” pursuant to section 987 of the Income Tax Act 2007 or listing requirements of the Cayman Islands Stock Exchange, or (ii) with the written consent of Amicus UK Holding and Holders of at least 50.01% of the aggregate principal amount of the Notes and Initial Notes issued pursuant to the Purchase Agreement then outstanding; provided, however, that no amendment or waiver pursuant to this Section 18 may (i) modify the outstanding principal amount or interest rate of this Note, or (ii) disproportionately and adversely affect the Holder relative to the holders of all other Notes, in each case without the Holder’s consent. Any amendment effected in accordance with this Section shall be binding upon all holders of Notes, each future holder of the Notes, and Amicus UK Holding. By acceptance hereof, the Holder acknowledges that in the event the required consent is obtained, any term of this Note may be amended or waived with or without the consent of the Holder.

19.         Benefit; Assignment. This Note shall be binding upon and inure to the benefit of and shall be enforceable by the Holder and Amicus UK Holding and their proper successors and permitted assigns. This Note may be assigned by Amicus UK Holding, without the consent of Purchasers, to any affiliate of the Companies organized under the laws of England and Wales.

20.          Headings. The descriptive headings of the several sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

21.          Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to Amicus UK Holding.

[Signature page follows]

This Note is hereby issued by Amicus UK Holding as of the year and date first above written.

AMICUS THERAPEUTICS INTERNATIONAL HOLDING LTD

By:
Name:
Title: Director

By:
Name:
Title: Director

Address:	Phoenix House
Oxford Road, Tatling End
Gerards Cross, Buckinghamshire
SL9 7AP UK

Annex 1

FORM OF ASSIGNMENT

(To assign the foregoing Note, execute this form and supply required information)

FOR VALUE RECEIVED, the foregoing Note and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:	, 20

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Form of Assignment must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.

Exhibit F

FORM OF WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

AMICUS THERAPEUTICS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Date of Issuance:            , 201

VOID AFTER               , 2021

THIS CERTIFIES THAT, for value received,                   , or permitted registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to subscribe for and purchase at the Exercise Price (defined below) from Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), up to                 shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company. This warrant is one of a series of warrants issued by the Company as of the date hereof (individually, a “Warrant”; collectively, the “Warrants”) pursuant to that certain Note and Warrant Purchase Agreement, dated February 19, 2016, among the Company, Amicus Therapeutics UK Limited (“Amicus UK”), and each of purchasers named therein, as amended by the Joinder to and Amendment of Note and Warrant Purchase Agreement, dated June 30, 2016, by and among Amicus, Amicus UK, Amicus Therapeutics International Holding LTD (“Amicus UK Holding”) and the purchasers named therein  (the “Purchasers”) (the “Purchase Agreement”).

1.   Definitions. Capitalized terms used herein but not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement. As used herein, the following terms shall have the following respective meanings:

(A)       “Eligible Market” means any of the New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(B)       “Exercise Period” shall mean the period commencing the Date of Issuance and ending on                , 2021.

(C)       “Exercise Price” shall mean the product of (x) the VWAP for the four (4) Trading Days beginning immediately prior to the date of issuance of such Additional Notes, and (y) 132.5%, subject to adjustment pursuant to Section 4 below.

(D)       “Trading Day” shall mean (i) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (ii) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (iii) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any business day.

(E)        “Trading Market” shall mean the OTC Bulletin Board or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

(F)         “VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the holders of a majority in interest of the Warrants then outstanding, the fees and expenses of which shall be paid by the Company.

(G)       “Warrant Shares” shall mean the shares of the Common Stock issuable upon exercise of this Warrant.

2.   Exercise of Warrant. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(A)       an executed written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”); and

(B)       payment of the Exercise Price in cash or by check.

The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system if the Company’s transfer agent is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Exercise Notice, in each case within three business days from the delivery to the Company of the Exercise Notice and payment of the aggregate Exercise Price as set forth above. This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.

The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which payment of the Exercise Price was made, irrespective of the date such Warrant Shares are credited to the DTC account of the Holder’s prime broker or the date of delivery of the certificate or certificates evidencing such Warrant Shares, as the case may be, except that, if the date of such payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open.

Subject to Section 2.4 and the final sentence of this paragraph and to the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. The Holder shall have the right to pursue any remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof.

2.1.                            Issuance of New Warrants. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of shares of the Common Stock remaining available for purchase under this Warrant.

2.2.                            Payment of Taxes and Expenses. The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (A) any Warrant Shares purchased upon exercise of this Warrant and/or (B) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance, delivery or registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

2.3.                            Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

2.4.                            Exercise Limitations; Holder’s Restrictions. A Holder, other than an Excluded Holder, shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise, such Holder (together with such Holder’s affiliates), as set forth on the applicable Exercise Notice, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of this Section 2.4, the number of shares of the Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of the Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of the Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other shares of the Common Stock or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.4 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of an Exercise Notice shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2.4, in determining the number of outstanding shares of the Common Stock, a Holder may rely on the number of outstanding shares of the Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public securities filing with the U.S. Securities and Exchange Commission by the Company or (z) any other announcement or notice by the Company or the Company’s transfer agent setting forth the number of shares of the Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of the Common Stock then outstanding. In any case, the number of outstanding shares of the Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its affiliates since the date as of which such number of outstanding shares of the Common Stock was reported. The provisions of this Section 2.4 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 2.4 shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver). For purposes of this Section 2.4, an “Excluded Holder” shall mean a Holder (together with such Holder’s affiliates) that beneficially owned in excess of 9.99% of the number of shares of the Common Stock outstanding on the date this Warrant was issued to such Holder; provided, however, that if thereafter such Holder (together with such Holder’s affiliates) shall beneficially own 9.99% or a percentage less than 9.99% of the number of shares of the Common Stock outstanding, then such Holder shall cease to be an “Excluded Holder” hereunder.

3.   Covenants of the Company.

3.1.                            Covenants as to Warrant Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of the Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of the Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will use its commercially reasonable efforts to take such corporate action in compliance with applicable law as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purposes.

3.2.                            Notices of Record Date and Certain other Events. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least 15 days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date. In the event of any voluntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder, at least 15 days prior to the date of the occurrence of any such event, a notice specifying such date. In the event the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction, as defined in Section 6 herein, the Company shall mail to the Holder, at least 15 days prior to the date of the occurrence of such event, a notice specifying such date. Notwithstanding the foregoing, the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

3.3                               Registration Rights. The Warrant Shares issuable upon exercise of this Warrant are each Registrable Securities under the Purchase Agreement and the registration rights set forth in Section 7 of the Purchase Agreement shall apply to the Warrant Shares.

4.   Adjustment of Exercise Price and Shares. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 4 .

(A)       If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on the Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of the Common Stock, (ii) subdivides outstanding shares of the Common Stock into a larger number of shares, or (iii) combines outstanding shares of the Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of the Common Stock outstanding immediately after such event and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(B)                If the Company, at any time while this Warrant is outstanding, distributes to holders of the Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of the Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any cash dividend or other asset (in each case, “Distributed Property”), then in each such case the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the Warrant Shares, to receive the amount of Distributed Property which would have been payable to the Holder had such Holder been the holder of such Warrant Shares on the record date for the determination of stockholders entitled to such Distributed Property. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence.

(C)                Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense will, promptly provide written notice thereof to the Holder and, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise

Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(D)                No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.0001; provided, however, that any adjustments which by reason of this Section 4(D) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 4 (other than this Section 4(D)) not later than such time as may be required in order to preserve the tax-free nature of a distribution, if any, to the Holder of this Warrant or the Warrant Shares issuable upon the exercise hereof. All calculations under this Section 4 shall be made to the $0.0001 or to the nearest 1/1000th of a share, as the case may be. Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 4, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

5.   Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the number of Warrant Shares to be issued will be rounded down to the nearest whole share.

6.   Fundamental Transactions. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity in which the Company is not the surviving corporation, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected (any such transaction being hereinafter referred to as a “Fundamental Transaction”), then the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets thereafter deliverable upon the exercise thereof. The Company shall not affect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. Notice of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 20 days prior to such event. The provisions of this Section 6 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions, each of which transactions shall also constitute a Fundamental Transaction.

7.   Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (A) shall not increase the par value of any shares of the Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (B) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Common Stock upon the exercise of this Warrant, and (C) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the Warrant Shares issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

8.   No Stockholder Rights. Other than as provided in Section 3.2, Section 4(A) or otherwise herein, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, including without limitation to receive dividends or other distributions.

9.   Transfer of Warrant.

(A)                Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 9(D), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(B)                New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 9(A), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(C)                Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary reasonably satisfactory to the Company.

(D)                Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that (i) the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, and (ii) the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and (iii) the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) promulgated under the Securities Act.

10.                                            Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11.                                            Notices, Etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (A) upon personal delivery to the party to be notified, (B) when sent by confirmed facsimile to the facsimile number specified in writing by the recipient if sent during normal business hours of the recipient on a Trading Day, if not, then on the next Trading Day, (C) the next Trading Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page hereto and to Holder at the applicable address set forth on the applicable signature page to the Purchase Agreement or at such other address as the Company or Holder may designate by ten days advance written notice to the other parties hereto. The Company shall give written notice to the Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation. The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Fundamental Transaction, dissolution or liquidation shall take place.

12.                                           Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.                                            Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14.                                            Amendment Or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

15.                                            Headings. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

[Signature page follows]

The Company has caused this Warrant to be executed by its duly authorized officer as of        , 201   .

AMICUS THERAPEUTICS, INC.

By:
Name:
Title:

1 Cedar Brook Drive
Cranbury, NJ 08512

Exhibit A

FORM OF NOTICE OF EXERCISE

TO:         AMICUS THERAPEUTICS, INC.

Reference is made to that certain Warrant to Purchase Common Stock, dated             , 201 , No.     of a series of similar Warrants to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

(1)         The undersigned hereby elects to purchase             shares of the common stock, par value $.01 (the “Common Stock”), of Amicus Therapeutics, Inc. (the “Company”) pursuant to the terms of the Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2) Please issue the certificate for shares of the Common Stock in the name of:

(Print or type name)

Social Security or other Identifying Number:

Street Address:

City State Zip Code:

(3) If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

(4) The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Please insert social security or other identifying number:

(Print name and address)

Dated: , 20

(Signature)

(Print name)

Exhibit B

FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:	, 20

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.